UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2013

01-34219

(Commission File Number)

DESTINATION XL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2006 Incentive Compensation Plan

At the Annual Meeting of Stockholders of Destination XL Group, Inc. (the “Company”), held on August 1, 2013 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s 2006 Incentive Compensation Plan (the “2006 Plan”). The amendment increased the total number of shares of common stock authorized for issuance under the plan by 1,500,000 from 5,750,000 to 7,250,000 shares and as a sub-limit under the 2006 Plan, increased the maximum number of those shares that may be subject to the granting of awards other than stock options and stock appreciation rights (“SARs”) by 500,000 shares.

The Company’s principal executive officer, principal financial officer and its named executive officers, along with the Company’s other employees, officers, directors and consultants, are eligible to participate in the 2006 Plan. The terms of the 2006 Plan provide for grants of stock options, SARs, restricted stock, deferred stock, other stock-related awards and performance awards that may be settled in cash, stock or other property. This summary is qualified in its entirety by reference to the complete text of the 2006 Plan, as amended, which is included as Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 24, 2013.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below are the matters submitted at the Company’s Annual Meeting on August 1, 2013 by the Board of Directors to a vote of stockholders and the final results of the voting for each proposal. The Company had 50,772,038 shares of common stock outstanding on June 3, 2013, the record date for the Annual Meeting. At the Annual Meeting, holders of 44,253,958 shares of the Company’s common stock were present in person or represented by proxy.

Proposal 1: Election of Directors.

The Company’s stockholders elected nine directors to hold office until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The results of the voting were as follows:

Directors	Votes FOR	Votes AGAINST	Broker Non-Votes
Seymour Holtzman	34,632,489	3,151,551	6,469,918
David A. Levin	35,286,603	2,497,437	6,469,918
Alan S. Bernikow	37,518,538	265,502	6,469,918
Jesse Choper	32,154,141	5,629,899	6,469,918
John E. Kyees	37,495,768	288,272	6,469,918
Ward K. Mooney	37,262,111	521,929	6,469,918
George T. Porter, Jr.	35,012,398	2,771,642	6,469,918
Mitchell S. Presser	37,214,538	569,502	6,469,918
Ivy Ross	37,532,629	251,411	6,469,918

Proposal 2: Amendment to the Company’s 2006 Incentive Compensation Plan.

The amendment to the Company’s 2006 Incentive Compensation Plan to (i) increase the total number of shares of common stock authorized for issuance under the plan by 1,500,000 shares and (ii) as a sub-limit under the plan, increase the maximum number of those shares that may be subject to the granting of awards other than stock options and stock appreciation rights by 500,000 shares was approved based on the following votes:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes

32,137,102	5,635,380	11,558	6,469,918

Proposal 3: Advisory Vote on Compensation of Named Executive Officers.

The compensation of the Company’s named executive officers was approved by a non-binding advisory vote based upon the following votes:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes

35,602,600	2,130,356	51,084	6,469,918

Proposal 4: Ratification of Appointment of Independent Registered Public Accountants.

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending February 1, 2014 was ratified based on the following votes:

Votes FOR	Votes AGAINST	Votes ABSTAINED

43,809,306	440,808	3,844

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DESTINATION XL GROUP, INC.

By:	/s/ Dennis R. Hernreich
Name:	Dennis R. Hernreich
Title:	Executive Vice President and Chief Financial Officer

Date: August 2, 2013